SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 3, 2009
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
                 Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
          (301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
                 N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
First Potomac Realty Trust (the “Company”) announces that Chief Executive Officer Douglas Donatelli and Chief Financial Officer Barry H. Bass will be meeting with and making presentations to various investors and analysts, today and tomorrow, June 3 and 4, 2009, at NAREIT’s REITWeek 2009 in New York, NY. The presentation materials that will be used by Messrs. Donatelli and Bass during their meetings with these investors and analysts are available on the Company’s website at the link: www.first-potomac.com, under “Investor Information – Presentations.” The information contained on the Company’s website is not incorporated by reference herein.
Item 8.01. Other Events.
As of May 29, 2009, the Company’s trustees and executive officers have pledged as security the following number of common shares of beneficial interest of the Company and/or units of limited partnership interest in the Company’s operating partnership in connection with loans obtained by the respective individuals at fair market interest rates: Douglas J. Donatelli (99,253 shares and 81,858 units); Nicholas R. Smith (67,451 shares and 41,123 units); Barry H. Bass (36,981 shares); James H. Dawson (43,248 shares); and Robert H. Arnold (18,448 shares). As of May 29, 2009, no other trustee or executive officer of the Company has common shares or units pledged as security for a loan. This information supersedes any previous disclosures by the Company with respect to pledges of securities beneficially owned by the Company’s trustees and executive officers.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
June 3, 2009	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel